CUSIP NO. 756269106                                          PAGE 49 OF 55 PAGES


                                                                       Exhibit 7

                                POWER OF ATTORNEY


         This power of attorney will expire on December 31, 2000.

         KNOW ALL PERSONS BY THESE PRESENTS that GS CAPITAL PARTNERS II (GERMANY) CIVIL LAW PARTNERSHIP (the "Company") does hereby make, constitute and appoint each of Hans L. Reich and Roger S. Begelman, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, as amended, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of December 21, 1998.


GS CAPITAL PARTNERS II (GERMANY) CIVIL LAW PARTNERSHIP

By: The Goldman Sachs Group, L.P.
By: The Goldman Sachs Corporation


By: /s/ Robert J. Katz
   Name: Robert J. Katz
   Title: Executive Vice President



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